Exhibit 5.2

Christina T. Roupas +1 312 881 6670 croupas@cooley.com

September 1, 2021

NETSTREIT Corp.

5910 N. Central Expressway

Suite 1600

Dallas, Texas 75206

Ladies and Gentlemen:

We have acted as counsel to NETSTREIT Corp., a Maryland corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes two prospectuses: (i) a base prospectus (the “Base Prospectus”) that provides it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”) and (ii) a sales agreement prospectus (the “Sales Agreement Prospectus”), covering up to $250,000,000 of shares (the “Sales Agreement Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”) that may be sold by the Company pursuant to that certain Equity Distribution Agreement, dated September 1, 2021, by and among the Company and the agents and forward purchasers named therein (the “Sales Agreement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements) and the Sales Agreement Prospectus will provide for the registration by the Company of the sale of:

•	shares of Common Stock (the “Base Prospectus Shares”);

•	shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”);

•	debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.1 to the Registration Statement and one or more indentures supplemental thereto with respect to any particular series of Debt Securities (the “Indenture”);

•	warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), which may be issued under one or more warrant agreements, to be dated on or about the date of the first issuance of the Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company (each, a “Warrant Agreement”);

•	depositary shares representing fractional interests in Preferred Stock (the “Depositary Shares”), which may be represented by depositary receipts issued pursuant to one or more depositary agreements to be dated on or about the date of first issuance of Depositary Shares thereunder, by and between a depositary to be selected by the Company (the “Depositary”) and the Company (each, a “Depositary Agreement”); and

•	the Sales Agreement Shares.

COOLEY LLP 444 WEST LAKE STREET SUITE 1700 CHICAGO, IL 60606

T: (312) 881-5000 F: (312) 896-9584 WWW.COOLEY.COM

September 1, 2021 Page Two

The Base Prospectus Shares, the Preferred Stock, the Debt Securities, the Warrants, the Depositary Shares and the Sales Agreement Shares are collectively referred to herein as the “Securities.” The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

In connection with this opinion, we have examined and relied upon such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

In rendering this opinion, we have assumed the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness thereof.

We are not rendering any opinion with respect to any Common Stock or Preferred Stock issuable upon the conversion of any Debt Securities, the exercise of any Warrant or the redemption of any Depositary Shares. We have assumed that any Indenture will be executed in the form filed as an exhibit to the Registration Statement. We have also assumed that with respect to any Securities issuable upon conversion of any convertible Debt Securities or upon exercise of any Warrants, such convertible Debt Securities or Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

Our opinion herein is expressed solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation. We note that the Company is incorporated under the laws of the State of Maryland, that various matters relevant to our opinion are governed by the laws of the State of Maryland and that our opinion is limited to the laws of the State of New York. Accordingly, we have assumed all matters determinable under the laws of the State of Maryland, including that (i) the Company is validly existing under the laws of the State of Maryland, has the corporate power to enter into and perform its obligations under the Debt Securities, the Indenture and the Depositary Agreement in accordance with their respective terms, (ii) upon issuance, the Company will have duly authorized, executed and delivered the Debt Securities, the Indenture and the Depositary Agreement in accordance with its organizational documents and the laws of the State of Maryland, (iii) any Common Stock or Preferred Stock issued upon conversion of the Debt Securities, exercise of the Warrants or redemption of the Depository Shares will be duly authorized, validly issued, fully paid and nonassessable, and (iv) the execution, delivery and performance by the Company of its obligations the Debt Securities, the Indenture and the Depositary Agreement will not violate the laws of the State of Maryland or any other applicable laws (excepting from such assumption the laws of the State of New York). Further, we have assumed that the laws of the State of Maryland would not impose any requirements or have any consequences relevant to our understanding of such matters that would impact our conclusions with respect thereto.

COOLEY LLP 444 WEST LAKE STREET SUITE 1700 CHICAGO, IL 60606

T: (312) 881-5000 F: (312) 896-9584 WWW.COOLEY.COM

September 1, 2021 Page Three

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.            With respect to any series of the Debt Securities issued under the Indenture and offered under the Registration Statement, provided that (a) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) the Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (c) the Indenture in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee and has been qualified under the Trust Indenture Act of 1939, as amended; (d) the issuance and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate action; (e) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Company’s then operative charter (the “Charter”) and bylaws (the “Bylaws”), and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (f) the notes representing Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants in accordance with their terms, will be valid and legally binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

2.            With respect to the Warrants issued under the Warrant Agreements and offered under the Registration Statement, provided that (a) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) the applicable Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (c) the applicable Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent; (d) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (e) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Charter and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (f) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the applicable Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s) and in accordance with the applicable Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

COOLEY LLP 444 WEST LAKE STREET SUITE 1700 CHICAGO, IL 60606

T: (312) 881-5000 F: (312) 896-9584 WWW.COOLEY.COM

September 1, 2021 Page Four

3.            With respect to the Depositary Shares issued under the Deposit any Agreements and offered under the Registration Statement, provided that (a) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) the applicable Depositary Agreement has been duly authorized by the Company and the applicable Depositary by all necessary corporate action; (c) the applicable Depositary Agreement has been duly executed and delivered by the Company and the Depositary Agent; (d) the issuance and terms of the Depositary Shares have been duly authorized by the Company by all necessary corporate action; (e) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the applicable Depositary Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Charter and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (f) the Depositary Shares have been duly executed and delivered by the Company and authenticated by the Depositary Agent pursuant to the applicable Depositary Agreement and delivered against payment therefor, then the Depositary Shares, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s) and in accordance with the applicable Depositary Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus and the Sales Agreement Prospectus.

Our opinion set forth above is limited to the matters expressly set forth in this letter, and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we undertake no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Very truly yours,

Cooley LLP

By:	/s/ Christina T. Roupas
Christina T. Roupas

COOLEY LLP 444 WEST LAKE STREET SUITE 1700 CHICAGO, IL 60606

T: (312) 881-5000 F: (312) 896-9584 WWW.COOLEY.COM